Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1)(iii) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Dated: March 22, 2024

INVESTMENT CORPORATION OF DUBAI

	By:	/s/ Khalifa Al Daboos
	Name:	Khalifa Al Daboos
	Title:	Deputy CEO

BORSE DUBAI LIMITED

	By:	/s/ Essa Kazim
	Name:	Essa Kazim
	Title:	Chairman